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                                                                   Exhibit 99.2

                        FIRST CHICAGO NBD CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS, SEPTEMBER 15, 1998


                                     PROXY

The undersigned hereby appoints Timothy P. Moen and Susan S. Moody and each of them, as proxies, with full power of substitution, to represent the undersigned and to vote all shares of stock of First Chicago NBD Corporation that the undersigned is entitled to vote at the Special Meeting of Stockholders of the Corporation to be held on September 15, 1998, and any adjournments thereof, upon all matters that may properly come before the Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the approval of the Agreement and Plan of Reorganization, dated as of April 10, 1998, as amended (the "Merger Agreement"), by and among the Corporation, BANC ONE CORPORATION, an Ohio corporation, and BANK ONE CORPORATION, a Delaware corporation, which provides for the mergers of BANC ONE CORPORATION and the Corporation with and into BANK ONE CORPORATION.

This card also provides voting instructions for any shares held in the Corporation's dividend reinvestment and stock purchase plan.

Please date and sign on the reverse side and return promptly in the enclosed business reply envelope.

If you do not sign and return a proxy, or vote your shares over the telephone or the Internet, or attend the meeting and vote by ballot, your shares cannot be voted. This will have the same effect as a vote AGAINST the Merger Agreement.

                               SEE REVERSE SIDE

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                            [FOLD AND DETACH HERE]

[X]  Please mark your
     vote as in this
     example.

     This proxy when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the adoption and approval of the Merger Agreement.

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           The Board of Directors recommends a vote FOR proposal 1.
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                                             FOR         AGAINST        ABSTAIN
1.   Approval and adoption of the            [_]           [_]            [_]
     Merger Agreement.

     The undersigned hereby authorizes the proxies to vote in their discretion on any other business that may properly be brought before the meeting or any adjournment thereof.

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The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof. Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


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                                       SIGNATURE(S)


                                       DATE ____________________

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                            [FOLD AND DETACH HERE]


                     IMPORTANT: PLEASE VOTE AND SIGN YOUR
                 PROXY AND RETURN IT IN THE ENVELOPE PROVIDED
                         FIRST CHICAGO NBD CORPORATION
                        Special Meeting of Stockholders
                              September 15, 1998
                            9:30 A.M. (local time)
                             First Chicago Center
                           One First National Plaza
                               Chicago, Illinois

First Chicago NBD common stockholders can now vote their shares either over the telephone or the Internet. This eliminates the need to return the proxy card.

To vote your shares over the telephone or the Internet you must have your proxy card and SSN available. The series of numbers that appear in the box above must be used to access the system.

1.  To vote over the telephone:
        On a touch-tone telephone call 1-800-OK2-VOTE (1-800-652-8683) 24 hours a day, 7 days a week.

2.  To vote over the Internet:
        Log on to the Internet and go to the web site http://www.vote-by-net.com

Your vote over the telephone or the Internet authorizes the named proxies in the same manner as if you marked, signed, dated and returned your proxy card.

If you choose to vote your shares over the telephone or the Internet, there is no need for you to mail back your proxy card.